Press Release	Source: Encore Clean Energy

Encore Announces Letter of Intent with Valerus Compression Services, LLP

Los Angeles, CA – March 15, 2006. -- Encore Clean Energy, Inc. (ECLN.OB) is pleased to announce that on March 10 2006 we signed a Letter of Intent (“LOI”) with Valerus Compression Services, LLP, a gas-handling specialist company.

Under the LOI, Encore and Valerus will form a new joint company to develop Encore’s waste heat to electricity devices for the oil and gas compression and wellhead services business. This venture will design, build, own and operate renewable energy generating projects and plans to utilize Encore’s proprietary MPG™ heat-to-electricity conversion technology, which is currently under development.

Valerus is a gas-handling specialist with technical and operational expertise in reciprocating and rotary gas compression for the pipeline industry. Valerus’s products and services play a critical role in facilitating the distribution of natural gas from its source to industrial, commercial and residential end users.

Valerus intends to form this venture with Encore to further develop Encore’s waste heat to electricity business, which will own exclusive rights directly related to the oil and gas compression and wellhead services industries. As the first planned project of the new venture, Valerus has also identified several pipeline compression facilities from within their client base that may be suitable to test an Encore MPG unit. This unit will be custom-engineered and built for this specific application.

“We are very happy to have someone of Valerus’s stature to help validate the MPG and our compression business strategy,” commented Dan Hunter, Encore CEO.

Valerus’s vast knowledge of and connections in the pipeline industry are expected to enable Encore to more quickly identify the relevant pipeline owners and operators worldwide, who could benefit the most from use of Encore’s MPG technology to generate previously untapped revenues or reduce operating costs.

“With its ability to harness usable power from waste compressor heat, I believe the MPG has the potential to quickly establish a presence in the compression industry,” said Michael McGhan, Valerus Co-CEO.

The MPG is also predicted to cost-effectively benefit the Oil Industry, generating new profits from old wells by harnessing the hydrothermal heat contained in the vast amounts of hot water produced by many of the world’s oil and gas wells. Currently this produced hot water is a liability to oil or gas well owners because of the cost to pump and dispose of this wastewater back into injection wells.

For the full terms of the LOI, interested investors are encouraged to review the company's recent 8-K filings at www.sec.gov and visit our website at http://www.encorecleanenergy.com

Encore Clean Energy intends to leverage ownership of its revolutionary low-cost, high-efficiency clean energy technologies to form valuable partnerships with local industrial leaders best positioned to market, sell and profit from the social, economic, environmental and political benefits of its low-cost, high-value, in-demand clean energy-generating products. Encore Clean Energy is currently focusing its corporate efforts on product development of potential breakthrough clean and renewable energy technologies, which the Company has been researching, developing, prototyping and testing.

This release contains forward-looking statements that are based on the beliefs of Encore's management and reflect Encore’s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words "estimate, "project”, "believe”, "anticipate”, "intend”, "expect”, "plan”, "predict”, "may", "should", "will", “can”, the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Encore with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of Encore’s technologies, products and services, the actual cost and performance of such technologies and products, the markets for such products and services, the timing and level of customer orders, competitive products and service, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements.

Contact:

Encore Clean Energy Ltd	Investor relations
Dan Hunter, CEO	Jason Assad
310-246-0063	678-570-6791
info@encorecleanenergy.com	Jason@encorecleanenergy.com